SENTINEL GROUP FUNDS, INC.
                            AMENDED RULE 18f-3 PLAN

     Rule 18f-3 under the Investment Company Act of 1940 (the "Investment Company Act") permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (the "Plan") setting forth the differences among each class of shares, (ii) receive the approval of a majority of the Board of Directors of the fund (including a majority of the non-interested directors) that the Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole, and (iii) file a copy of the Plan with the Securities and Exchange Commission (the "Commission") as an exhibit to the fund's registration statement. The following Plan describes the differences among the classes of shares for certain (each a "Fund," and collectively, the "Funds") series of Sentinel Group Funds, Inc. (the "Company") as set forth in Appendix A hereto.

     Each Fund is advised by Sentinel Advisors Company (the "Advisor") and offers shares as follows:


--------------------------- ------------------------ ------------------------ --------------------- ---------------------
      Class A Shares            Class B Shares           Class C Shares          Class D Shares        Class S Shares
--------------------------- ------------------------ ------------------------ --------------------- ---------------------
Balanced Fund               Balanced Fund            Balanced Fund            Balanced Fund         Short Maturity
Bond Fund                   Bond Fund                Common Stock Fund                                 Government Fund
Common Stock Fund           Common Stock Fund        Capital Markets Income
Capital Markets Income      Capital Markets Income      Fund
  Fund                        Fund                   Flex Cap Opportunity
Flex Cap Opportunity Fund   Flex Cap Opportunity        Fund
Government Securities Fund      Fund                 Growth Index Fund
Growth Index Fund           Growth Index Fund        High Yield Bond Fund
Mid Cap Growth Fund         High Yield Bond Fund     Mid Cap Growth Fund
High Yield Bond Fund        Mid Cap Growth Fund      Small Company Fund
Short Maturity Government   Small Company Fund       International Equity
   Fund                     U.S. Treasury Money         Fund
Small Company Fund              Market Fund
Tax-Free Income Fund        International Equity
U.S. Treasury Money             Fund
   Market Fund
International Equity
   Fund
--------------------------- ------------------------ ------------------------ --------------------- ---------------------

The shares of each class may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below, except that Class B shares of Sentinel U.S. Treasury Money Market Fund (the "Money Market Fund") may be acquired only through exchanges and may not be purchased directly, as described below. Class A shares are sold to investors choosing the initial sales charge alternative. Class B, Class C and Class D shares are sold to investors choosing the deferred sales charge alternative. Class S shares are sold without a sales charge. Initial sales charges, contingent deferred sales charges ("CDSCs"), fees ("Rule 12b-1 fees") payable under the Company's distribution plans pursuant to Rule 12b-1 under the Investment Company Act (each a "Rule 12b-1 Plan"), conversion periods and rights of accumulation for each of the Funds are as set forth in the current prospectus and statement of additional information for the Company.

     Each Class A, Class B, Class C, Class D and Class S share of a Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that (1) Class B, Class C, Class D and Class S shares bear the expenses of higher ongoing Rule 12b-1 fees and (2) Class B, Class C and Class D shares bear the expenses of the additional incremental transfer agency costs resulting from the additional recordkeeping required by the deferred sales charge arrangement. Class C shares are subject to a shorter CDSC period at a lower rate, and both Class C and Class S shares forego the Class B and Class D conversion feature. Each class of shares has exclusive voting rights with respect to the Rule 12b-1 Plan applicable to that class. The Rule 12b-1 fees that are imposed on the Class A, Class B, Class C, Class D and Class S shares of a Fund and the deferred sales charges that are imposed on the Class B, Class C and Class D shares of that Fund are imposed directly against that class and not against all assets of the Fund and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by a Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that Rule 12b-1 fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class.

Class A: Class A shares incur an initial sales charge when they are purchased and bear ongoing Rule 12b-1 fees. Class A shares will be issued upon reinvestment of dividends of outstanding Class A shares. Investors purchasing in the aggregate shares in the amount $1 million or more will be offered Class A shares only.

          Class A investors may qualify for reduced initial sales charges through the purchase of certain minimum amounts of Class A shares of a Fund, as described in Appendix B hereto. In cases in which no initial sales charge is imposed, a CDSC of up to 1% will be imposed on redemptions of Class A shares within two years of purchase, as described in Appendix B hereto.

Class B:  Class B shares are sold on a deferred sales charge basis. Class
          B shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for periods of up to six years as described in Appendix B hereto. Once the applicable Class B CDSC period has expired, Class B shares will convert automatically to Class A shares at a specified time as described below. Class B shares are available only to investors whose share holdings aggregate less than $1 million.

Class C:  Class C shares are sold on a deferred sales charge basis. Class
          C shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for only one year, as described in Appendix B hereto. Class C shares have no conversion feature.

Class D:  Class D shares are sold on a deferred sales charge basis. Class
          D shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares but lower than the Rule 12b-1 fees imposed on Class B and Class C shares and a CDSC for seven years as described in Appendix B hereto. Once the Class D conversion period has expired, Class D shares will convert automatically to Class A shares at a specified time as described below. Class D shares may only be purchased in increments of $249,999 or less.

Class S: Class S shares do not incur an initial sales charge, nor are they subject to a deferred sales charge. Class S shares of the Short Maturity Government Fund are subject to higher Rule 12b-1 fees than Class A shares of the Short Maturity Government Fund for the entire holding period of the investment. Class S shares never convert to Class A shares. The minimum initial investment in Class S shares is $50,000.

     Exchange Privilege. Holders of Class A, Class B and Class C shares of a Fund have an exchange privilege with the other Funds. There is currently no limitation on the number of times a shareholder may exercise the exchange privilege. The exchange privilege may be modified or terminated in accordance with the rules of the Commission. Holders of Class D shares have an exchange privilege with Class A shares of the Money Market Fund only. Holders of Class S shares have an exchange privilege with Class A shares of each of the other Funds, except that shares originally purchased as Class S shares of the Short Maturity Government Fund may never be exchanged into Class A shares of the Short Maturity Government Fund. Initial purchases of the Class S shares must remain in the account for 90 days before they are eligible for an exchange.

     Class A and Class B shares of each Fund are exchangeable with shares of the same class of the other Funds (except that shares originally purchased as Class S shares of the Short Maturity Government Fund may never be exchanged into Class A shares of the Short Maturity Government Fund). Class C shares of Balanced Fund, Common Stock Fund, High Yield Bond Fund and International Equity Fund (each a "Class C Fund") are exchangeable with Class C shares of the other Class C Funds. Class A shares are also exchangeable for shares of Government Securities Fund, Growth Fund, New York Tax-Free Income Fund and Short-Maturity Government Fund (except that shares originally purchased as Class S shares of the Short Maturity Government Fund may never be exchanged into Class A shares of the Short-Maturity Government Fund), each a series of the Company, and for shares of Sentinel Pennsylvania Tax-Free Trust (the "Single Class Funds").

     Shares of a Fund are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due upon redemption of the shares of such Fund. Except with respect to exchanges into the Money Market Fund, for purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of a Fund is "tacked" to the holding period of the newly acquired shares of the second Fund.

     Class A shares of the Money Market Fund may be acquired either through a purchase or through an exchange of Class A, Class C, Class D or Class S shares of another Fund; Class B shares of the Money Market Fund may not be purchased and may be acquired only in exchange for Class B shares of another Fund. The holding period for shares of the Money Market Fund acquired through an exchange of Class B, Class C or Class D shares, however, will not count toward satisfaction of the holding period requirement for the previously owned Class B, Class C or Class D shares for reduction of any CDSC imposed on such shares.

     Right of Accumulation. The right of accumulation for each class of shares for each of the Funds is as set forth in the current prospectus and statement of additional information for the Company.

     Allocation of Income, Gains, Losses and Expenses. Allocation of income, gains and losses of each Fund shall be allocated pro rata according to the net assets of each class. Allocation of expenses not allocated to a specific class of each Fund other than the Money Market Fund shall be allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class. Allocations in the case of the Money Market Fund shall be made (i) to each share without regard to class, provided that the Fund has received undertakings from the Advisor or any other provider of services to the Fund, agreeing to waive or reimburse the Fund for payments to such service provider by one or more classes, as allocated as described above, to the extent necessary to assure that all classes of the Funds maintain the same net asset value per share, or (ii) on the basis of relative net asset value.

     Amending Rule 12b-1 Plans. No Fund will implement any amendment to the Company's Class A, Class B, Class C, Class D or Class S Rule 12b-1 Plan that would materially increase the amount that may be borne by each class of shares unless the holders of such class of shares, voting separately as a class, approve the proposal.

     Conversion of Class B Shares to Class A Shares. After the applicable CDSC period has expired, Class B shares and shares purchased through reinvestment of dividends on those converting Class B shares of a Fund will automatically convert into Class A shares of the same Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge. For purposes of computing the period for conversion of Class B shares to Class A shares, the holding period for the previously owned shares of a Fund is "tacked" to the holding period of the newly acquired shares of the second Fund. The period of time that shares are held in the Money Market Fund, however, will not count toward satisfaction of the holding period necessary to convert Class B shares to Class A shares. Shareholders holding Class B shares in certificate form will not receive Class A share certificates until the shareholder tenders the Class B share certificate(s) to the Fund's Transfer Agent. Until Class B share certificates are exchanged for Class A share certificates, the Class B share certificates will represent the shareholder's interest in the Class A shares received upon conversion.

     Conversion of Class D Shares to Class A Shares. Approximately ten years from the date of purchase, Class D shares and shares purchased through reinvestment of dividends on those converting Class D shares of a Fund will automatically convert into Class A shares of the same Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge. The period of time that shares are held in the Money Market Fund, however, will not count toward satisfaction of the holding period necessary to convert Class D shares to Class A shares. Shareholders holding Class D shares in certificate form will not receive Class A share certificates until the shareholder tenders the Class D share certificate(s) to the Fund's Transfer Agent. Until Class D share certificates are exchanged for Class A share certificates, the Class D share certificates will represent the shareholder's interest in the Class A shares received upon conversion.

                  Series participating in the Rule 18f-3 Plan
                                      of
                          Sentinel Group Funds, Inc.
                          --------------------------


Sentinel Balanced Fund

Sentinel Bond Fund

Sentinel Capital Markets Income Fund

Sentinel Common Stock Fund

Sentinel Core Mid Cap  Fund

Sentinel Flex Cap Opportunity Fund

Sentinel Government Securities Fund

Sentinel Growth Index Fund

Sentinel High Yield Bond Fund

Sentinel International Equity Fund

Sentinel Mid Cap Growth Fund

Sentinel New York Tax-Free Income Fund

Sentinel Short Maturity Government Fund

Sentinel Small Company Fund

Sentinel Tax-Free Income Fund

Sentinel U.S. Treasury Money Market Fund

                                                                    Appendix B

==============================================================================
       Class A Shares of Flex Cap Opportunity Fund, Small Company Fund,
      Mid Cap Growth Fund, Core Mid Cap Fund, International Equity Fund,
       Common Stock Fund, Balanced Fund and Capital Markets Income Fund
-----------------------------------------------------------------------------
       Sale Size                     Initial Sales Charge
-----------------------------------------------------------------------------
     $0 to $99,999                           5.0%
-----------------------------------------------------------------------------
  $100,000 to $249,999                       4.0%
-----------------------------------------------------------------------------
  $250,000 to $499,999                       2.5%
-----------------------------------------------------------------------------
  $500,000 to $999,999                       2.0%
-----------------------------------------------------------------------------
   $1,000,000 or more                        0.0%
==============================================================================

==============================================================================
                 Class A Shares of High Yield Fund, Bond Fund,
              Tax-Free Income Fund and Government Securities Fund
-----------------------------------------------------------------------------
       Sale Size                     Initial Sales Charge
-----------------------------------------------------------------------------
     $0 to $99,999                           4.0%
-----------------------------------------------------------------------------
  $100,000 to $249,999                       3.5%
-----------------------------------------------------------------------------
  $250,000 to $499,999                       2.5%
-----------------------------------------------------------------------------
  $500,000 to $999,999                       2.0%
-----------------------------------------------------------------------------
   $1,000,000 or more                        0.0%
==============================================================================

==============================================================================
                Class A Shares of Short Maturity Government Fund
-----------------------------------------------------------------------------
       Sale Size                    Initial Sales Charge
-----------------------------------------------------------------------------
     $0 to $999,999                         1.0%
-----------------------------------------------------------------------------
   $1,000,000 or more                       0.0%
=============================================================================

=============================================================================
                     Class A Shares of Growth Index Fund
-----------------------------------------------------------------------------
     Sale Size                      Initial Sales Charge
-----------------------------------------------------------------------------
   $0 to $499,999                           2.5%
-----------------------------------------------------------------------------
$500,000 to $999,999                        2.0%
-----------------------------------------------------------------------------
 $1,000,000 or more                         0.0%
=============================================================================

     There is no initial sales charge for purchases of Class A shares of the Money Market Fund. Initial sales charges for the Single Class Funds are as set forth in the current prospectus and statement of additional information for the Company.

     In cases in which there is no sales charge because the sale is in an amount of $1,000,000 or more, if the Class A shares purchased are redeemed within one year of the purchase, a CDSC will be imposed in the amount of 1.0%. If the Class A shares are redeemed during the second year after the purchase, a CDSC of 0.5% will be imposed. After the second year, no CDSC will apply. The CDSC is imposed on the lower of the cost or the current net asset value of the shares redeemed. In determining whether a CDSC is payable, a Fund will first redeem shares not subject to any sales charge.

     Class A shares otherwise subject to a CDSC and owned by certain tax-exempt qualified retirement plans may be redeemed without charge to pay benefits. In addition, any shares acquired by reinvestment of dividends will be redeemable without a CDSC. In determining whether a CDSC is payable, the Funds and Single Class Funds will first redeem shares not subject to any charge.

=============================================================================
        Class B Shares (except Money Market Fund and Growth Index Fund)
=================================================== =========================
       Sale Size                Year                              CDSC
--------------------------------------------------- -------------------------
     $0 to $249,999              1                                4.0%
--------------------------------------------------- -------------------------
                                 2                                4.0%
--------------------------------------------------- -------------------------
                                 3                                3.0%
--------------------------------------------------- -------------------------
                                 4                                2.0%
--------------------------------------------------- -------------------------
                                 5                                2.0%
--------------------------------------------------- -------------------------
                                 6                                1.0%
--------------------------------------------------- -------------------------
  $250,000 to $499,999           1                                3.5%
--------------------------------------------------- -------------------------
                                 2                                3.0%
--------------------------------------------------- -------------------------
                                 3                                2.0%
--------------------------------------------------- -------------------------
                                 4                                1.0%
--------------------------------------------------- -------------------------
                                 5                                1.0%
--------------------------------------------------- -------------------------
 $500,000 to $1,000,000          1                                3.0%
--------------------------------------------------- -------------------------
                                 2                                2.0%
--------------------------------------------------- -------------------------
                                 3                                1.0%
--------------------------------------------------- -------------------------
                                 4                                1.0%
=================================================== =========================

=============================================================================
                      Class B Shares of Growth Index Fund
-----------------------------------------------------------------------------
================================================== ==========================
       Sale Size               Year                              CDSC
-------------------------------------------------- --------------------------
     $0 to $500,000              1                                2.50%
-------------------------------------------------- --------------------------
                                 2                                2.50%
-------------------------------------------------- --------------------------
                                 3                                2.00%
-------------------------------------------------- --------------------------
                                 4                                1.50%
-------------------------------------------------- --------------------------
                                 5                                1.25%
-------------------------------------------------- --------------------------
                                 6                                0.50%
-------------------------------------------------- --------------------------
 $500,000 to $1,000,000          1                                2.0%
-------------------------------------------------- --------------------------
                                 2                                2.0%
-------------------------------------------------- --------------------------
                                 3                                1.0%

-------------------------------------------------- --------------------------
                                 4                                1.0%
================================================== ==========================

=============================================================================
                                Class C Shares
----------------------------------------------------- -----------------------
       Sale Size                  Year                              CDSC
----------------------------------------------------- -----------------------
          all                      1                                1.0%
===================================================== =======================


=============================================================================
                                Class D Shares
----------------------------------------------------- -----------------------
       Sale Size                  Year                              CDSC
----------------------------------------------------- -----------------------
     $0 to $249,999                1                                6.0%
----------------------------------------------------- -----------------------
                                   2                                6.0%
----------------------------------------------------- -----------------------
                                   3                                5.0%
----------------------------------------------------- -----------------------
                                   4                                4.0%
----------------------------------------------------- -----------------------
                                   5                                4.0%
----------------------------------------------------- -----------------------
                                   6                                3.0%
----------------------------------------------------- -----------------------
                                   7                                2.0%
===================================================== =======================


Waivers of Class A, Class B, Class C and Class D CDSCs
------------------------------------------------------

     CDSCs payable on redemptions of Class A, Class B, Class C and Class D shares will be waived in the following circumstances:

<    Redemptions of shares issued as a result of reinvestment of dividends and capital gains

<    Redemptions upon the death of the shareholder

<    Redemptions to effect distributions required by the Employee Retirement
     Income Security Act of 1974, as amended, or regulations of the Internal Revenue Service

<    Redemptions to distribute proceeds of loans made to employees of not-for-profit organizations (ss.501(c)(3) companies) against shares held in retirement plan accounts (ss.403(b)(7) accounts)

<    Redemptions made pursuant to a systematic withdrawal plan in amounts up to 10% of the account's then current value annually for Class B and Class C Shares and in amounts up to 8% of the account's then current value annually for Class D Shares